As filed with the Securities and Exchange Commission on

Registration No. 33-85692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1991 Stock Incentive Plan

(Full Title of the Plan)

Brian P. Lynch

Senior Vice President, General Counsel

and Corporate Secretary

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☒ Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 deregisters certain shares that were initially registered on our Registration Statement on Form S-8 filed on October 26, 1994 (Registration No. 33-85692), (the “Registration Statement”), pursuant to which the Registrant registered 1,000,000 shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”) (which shares subsequently split two-for-one on March 13, 1995). The offering contemplated by the Registration Statement has terminated by virtue of our 1991 Stock Incentive Plan being no longer in effect. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to deregister, as of the effective date of this Post-Effective Amendment No. 1, all securities remaining unsold under the Registration Statement.

The following exhibit is being filed or furnished herewith:

Exhibit 24.1            Form of Limited Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Callaway Golf Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 7, 2014.

CALLAWAY GOLF COMPANY

By:	/s/ OLIVER G. BREWER III

Name:	Oliver G. Brewer III
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ OLIVER G. BREWER III Oliver G. Brewer III	President and Chief Executive Officer (Principal Executive Officer) and Director	August 7, 2014

/s/ BRADLEY J. HOLIDAY Bradley J. Holiday	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 7, 2014

/s/ JENNIFER L. THOMAS Jennifer L. Thomas	Chief Accounting Officer (Principal Accounting Officer)	August 7, 2014

*	Director	August 7, 2014
Samuel H. Armacost

*	Director	August 7, 2014
Ronald S. Beard

*	Director	August 7, 2014
John C. Cushman, III

*	Director	August 7, 2014
John F. Lundgren

*	Director	August 7, 2014
Adebayo O. Ogunlesi

*	Director	August 7, 2014
Richard L. Rosenfield

*	Director	August 7, 2014
Anthony S. Thornley

*By: /s/ Bradley J. Holiday		August 7, 2014
Bradley J. Holiday Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Form of Limited Power of Attorney.